EXHIBIT 10.7



               AGREEMENT AND PLAN OF REORGANIZATION

                   DATED AS OF OCTOBER 31, 1996

                    nSTOR TECHNOLOGIES, INC.,
                     nSTOR CORPORATION, INC.
                       AND R. DANIEL SMITH



               AGREEMENT AND PLAN OF REORGANIZATION

                        Table of Contents


1.   Plan of Reorganization

2.   Exchange of Shares

3.   Closing

4.   Delivery of Shares

5.   Representations, Warranties and Covenants of Smith

6.   Representations, Warranties and Covenants of nStor

7.   Survival of Representations and Warranties

8.   Indemnification

9.   Conditions to Obligations of nStor

10.  Conditions to Obligations of Smith

11.  Termination

12.  Notices

13.  No Broker

14.  Enforcement Costs

15.  Miscellaneous
     a.   Characterization of the Transaction
     b.   Expenses
     c.   Captions
     d.   No Waiver
     e.   Successors and Assigns
     f.   Exclusive Agreement; Amendment
     g.   Counterparts
     h.   Governing Law
     i.   Gender and Number
     j.   Further Assurances



     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement" or "Plan of Reorganization"), dated as of October 31, 1996, by and among nSTOR TECHNOLOGIES, INC., a Delaware corporation ("nSTOR"), nSTOR CORPORATION, INC., a Delaware corporation (the "Company") and R. DANIEL SMITH ("Smith"), an individual residing in the State of Florida.

                           WITNESSETH:

     WHEREAS, nSTOR owns an aggregate of one thousand two hundred (1,200) shares of the common stock, par value $.05 per share of the Company (the "Common Stock"), constituting eighty percent (80%) of the issued and outstanding shares of Common Stock, and Smith owns an aggregate of three hundred (300) shares of Common Stock (the "Smith Shares"), constituting twenty percent (20%) of the issued and outstanding shares of Common Stock, said shares constituting all of the shares of Common Stock which are issued and outstanding as of the date hereof; and

     WHEREAS, Smith desires to exchange the Smith Shares for one million shares of the voting common stock, par value $.05 per share of nStor (the "nStor Shares"), upon the terms and conditions hereinafter set forth; and

     WHEREAS, the Board of Directors of nStor and the Company deem it advisable and in the best interests of such corporations that the exchange described above be completed on the terms and conditions hereinafter set forth and in accordance with all applicable laws.

     NOW, THEREFORE, in consideration of these premises and of the mutual promises of the parties hereto, the parties hereto agree as follows:

     1. Plan of Reorganization. It is the intention of the parties hereto that pursuant to this Plan of Reorganization, the Smith Shares shall be acquired by nStor in exchange solely for the nStor Shares so as to qualify as a tax-free reorganization as defined in section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Exchange of Shares. Subject to the terms and conditions contained in this Agreement and in reliance upon the representations, warranties and covenants of the parties hereto, and pursuant to the requirements of section 368(a)(1)(B) of the Code and the regulations promulgated thereunder, on the Closing Date (as hereinafter defined) nStor shall issue and deliver to Smith the nStor Shares in exchange for the sale, transfer and delivery by Smith to nStor of the Smith Shares. Immediately after the exchange, nStor shall have "control" of the Company (as defined in section 368(c) of the Code).

     3. Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the executive offices of nStor at 10:00 a.m. on December __, 1996, or at such other place, date and time as nStor and Smith may mutually agree upon in writing (the "Closing Date").

     4.   Delivery of Shares.  At the Closing:

          (a) Smith shall deliver to nStor duly issued certificate(s) representing the Smith Shares, duly endorsed for transfer or accompanied by duly endorsed stock powers, as nStor shall designate, together with any required documentary stamps affixed and cancelled at the expense of Smith.

          (b) nStor shall issue and deliver to Smith a duly issued certificate representing the nStor Shares. Except for the nStor Shares to be delivered to Smith pursuant to this Section 4, Smith shall not receive any other consideration of any type or kind in exchange for the Smith Shares, including, without limitation, the payment of cash, the issuance of options, or the assumption of any personal liabilities of Smith by nStor.

     5.   Representations, Warranties and Covenants of Smith.
Smith represents and warrants to, and covenants with nStor as follows:

          a. Smith is the sole lawful owner of record and beneficially, of the Smith Shares, free and clear of all security interests, liens, pledges, encumbrances, charges, options, rights of first refusal, mortgages, indentures, assessments, restrictions and claims of every type or kind (collectively "Encumbrances"). The Smith Shares are not subject to any restrictions on transfer of any kind. To the best knowledge of Smith, upon the consummation of the transactions contemplated by this Plan of Reorganization, nStor will be the sole owner of record and beneficially, of all of the issued and outstanding shares of the capital stock of the Company, free and clear of all Encumbrances.

          b. Smith has the full right, power and authority to enter into and to perform this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed or delivered by Smith in connection herewith. Smith has the full right, power and authority to sell, assign, transfer and deliver the Shares as provided in this Agreement, and such delivery will convey to nStor lawful, valid and marketable title to the Smith Shares, free and clear of all Encumbrances. This Agreement has been duly authorized, executed and delivered by Smith, and is a legal, valid and binding obligation of Smith, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditors' rights generally.

          c. Except as set forth on Schedule 5(c), there is no action, suit, claim, inquiry, proceeding, or investigation by or before any court or governmental body pending or, to the best knowledge of Smith, threatened against or involving Smith or the Company, nor is there any valid basis for any such action, proceeding or investigation. Neither Smith, nor to the best knowledge of Smith the Company, is in default under, or in violation of, any agreement, commitment or restriction to which Smith or the Company is a party or by which Smith or the Company or any of their respective properties or assets is bound.

          d. Neither the execution and the delivery of this Agreement, nor the consummation by Smith or, to the best knowledge of Smith, the Company of the transactions contemplated hereby, nor compliance with any of the provisions hereof will (i) violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority or
(ii) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement or commitment to which Smith or the Company is a party, or result in the termination of, or accelerate the performance by any person of any of its obligations thereunder, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any of their respective properties or assets under any agreement or commitment to which the Company or Smith is a party or by which any of their respective properties or assets is bound. All consents of any person or entity necessary for the execution, delivery and performance of this Agreement by Smith or, to the best knowledge of Smith, the Company have been obtained.

          e. Smith understands and represents that: (i) Smith must bear the economic risk of an investment in the nStor Shares for an indefinite period of time because the nStor Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws and, therefore, cannot be resold unless they are subsequently registered under the 1933 Act and the pertinent state securities laws or unless an exemption from such registration is available;
(ii) Smith is purchasing the nStor Shares for investment for the account of Smith, not for the accountant of any other person, and not with any present view toward resale or other "distribution" thereof within the meaning of the 1933 Act; and (iii) Smith agrees not to resell or otherwise dispose of all or any part of the nStor Shares, except as permitted by law, including, without limitation, any and all applicable provisions of this Agreement and any regulations under the 1933 Act.

          f. Smith is aware that an investment in the nStor Shares is highly speculative and subject to substantial risks. Smith is capable of bearing the high degree of economic risk and burdens of this investment, including the possibility of a complete loss of his investment and the lack of a public market and limited transferability of the nStor Shares, which may make the liquidation of this investment impossible for an indefinite period of time. The financial condition of Smith is such that he is under no present or contemplated future need to dispose of any of the Smith Shares to satisfy any existing or contemplated undertaking, need or indebtedness. Smith has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the nStor Shares. Smith has obtained, in his judgment, sufficient information to evaluate the merits and risks of his receipt of the nStor Shares and understands the business in which nStor is engaged. Smith has been advised that he should obtain professional accounting, tax, legal and financial advice with respect to the economic, tax and legal ramifications of the transactions contemplated in this Agreement.

          g. Smith acknowledges that the nStor Shares purchased pursuant to this Agreement are deemed "restricted securities" as defined in the 1933 Act. Until the nStor Shares become registered with the Securities and Exchange Commission, each certificate representing the nStor Shares shall bear a legend in substantially the following form:

     THE SHARE(S) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND THE COMPANY HAS RELIED UPON AN EXEMPTION TO THE REGISTRATION REQUIREMENT UNDER THE ACT FOR THE SALE OF THE SHARES(S) REPRESENTED BY THIS CERTIFICATE TO ITS HOLDER. THEREFORE, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED STOCK AND MAY NOT BE SOLD OR TRANSFERRED TO ANY THIRD PARTY WITHOUT EITHER BEING REGISTERED UNDER THE ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

          h. Smith shall file all applications, reports, notices and related documents with applicable regulatory authorities necessary to consummate this Plan of Reorganization and the transactions contemplated hereunder as determined by nStor in its sole discretion.

     6.   Representations, Warranties and Covenants of nStor.
nStor represents and warrants to, and covenants with Smith as follows:

          a. nStor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to execute and deliver this agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of nStor. This Agreement constitutes a valid and binding obligation of nStor and is enforceable against it in accordance with its terms, subject to bankruptcy, reorganization, insolvency, and other laws affecting the enforcement of creditors' rights generally.

          b. Neither the execution and delivery of this Agreement nor the performance of the obligations of nStor hereunder will: (i) violate any provision of its certificate of incorporation or bylaws (or other governing instrument); (ii) violate, be in conflict with or constitute a default (or an event which, with notice or lapse of time, or both would constitute a default) under any agreement or commitment to which it is a party; or (iii) violate any statute, law rule or regulation of any order, writ, injunction or decree of any court or governmental authority.

          c. Upon their issuance pursuant to the terms and conditions hereof, the nStor Shares will be validly issued, duly authorized, fully paid and nonassessable.

          d. nStor has provided Smith with, or reasonable access to, all information reasonably requested by Smith with respect to nStor, including all available financial statements of nStor.

          e. nStor has filed with the United States Securities and Exchange Commission (the "SEC") its Annual Report on Form 10-K and its Annual Report to Shareholders for the year ended
October 31, 1995, all Quarterly Reports on Form 10-Q due to be filed with the SEC since October 31, 1995, all necessary Current Reports on Form 8-K since October 31, 1995, and nStor's Proxy Statement for its 1995 Annual meeting of Shareholders (collectively, the "SEC Documents"). Each of the SEC Documents, as of the date the same were filed with the SEC, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and, as of their filing date, none of such documents contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. nStor is not aware of any event which would require the filing of a Form 8-K after the date hereof.


     7. Survival of Representations and Warranties. All representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing, notwithstanding any investigation conducted or knowledge acquired with respect thereto.

     8. Indemnification. Smith hereby agrees to indemnify, save harmless and defend nStor and each of its shareholders, subsidiaries, affiliates, officers and directors, from and against any and all losses, liabilities, fines, judgments, claims, damages, settlement payments, actions or causes of action, Encumbrances, costs and expenses (including reasonable attorney's fees) incurred by any of them by reason of, or arising out of: (i) any false or misleading or inaccurate representation or warranty by Smith contained in this Agreement or in any document, instrument, certificate, schedule or written statement prepared for use and delivered to nStor by Smith in connection with the transactions contemplated by this Agreement or any breach of any such representation or warranty; (ii) any breach by Smith of any provision of this Agreement; (iii) any matter or event occurring or arising on or before the Closing Date which, if known on the Closing Date, would, whether but for any qualification as to materiality or the absence of actual knowledge provided for in this Agreement, have constituted such a false, misleading or inaccurate representation or warranty or such breach.

     9. Conditions to Obligations of nStor. The obligation of nStor to perform this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date, unless waived in writing by nStor, and Smith shall use his best efforts to cause such conditions to be fulfilled:

          a. The representations and warranties of Smith set forth in this Agreement shall be true and correct in all materials respects as of the date hereof and on the Closing Date as though made on and as of the Closing Date.

          b. Smith shall have duly performed and complied in all material respects, on or before the Closing Date, all agreements and obligations required to performed by him under this Agreement.

          c. Except as set forth on Schedule 9(c), no action, suit or other proceeding shall be pending or overtly threatened before or by any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree, rule or regulation of any governmental authority having appropriate jurisdiction. Smith shall have obtained all necessary consents, waivers, permits and approvals, if any are required, from third parties or governmental authorities in connection with the execution, delivery and performance of his obligations under this Agreement and the transactions con-templated hereby including any consents, waivers, permits, or approvals necessary to convey the Smith Shares to nStor.

     10. Conditions to Obligations of Smith. The obligation of Smith to perform this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date, unless waived in writing by Smith, and nStor shall use his best efforts to cause such conditions to be fulfilled:

          a. The representations and warranties of nStor set forth in this Agreement shall be true and correct in all materials respects as of the date hereof and on the Closing Date as though made on and as of the Closing Date.

          b. nStor shall have duly performed and complied in all material respects, on or before the Closing Date, with all agreements and obligations required to performed by it under this Agreement.

          c. Except as set forth on Schedule 10(c), no action, suit or other proceeding shall be pending or overtly threatened before or by any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree, rule or regulation of any governmental authority having appropriate jurisdiction. nStor shall have obtained all necessary consents, waivers, permits and approvals, if any are required, from third parties or governmental authorities in connection with the execution, delivery and performance of its obligations under this Agreement and the transactions con-templated hereby including any consents, waivers, permits, or approvals necessary to convey the nStor Shares to Smith.

     11. Termination. This Agreement may be terminated at any time prior to the Closing Date:

          a. by mutual consent in writing of all of the parties hereto;

          b. by Smith with written notice to nStor if one or more of the conditions specified in Section 10 is not satisfied at the time at which the Closing would otherwise occur;

          c. by nStor with written notice to Smith if one or more of the conditions specified in Section 9 is not satisfied at the time at which the Closing would otherwise occur; or

          d. by either nStor or Smith if there has been a material breach of a representation, warranty or covenant contained in this Agreement on the part of the other party.

In the event this Agreement is terminated pursuant to this
Section 11, this Agreement shall terminate and forthwith become void, without any liability or further obligation of any party to the other except to the extent that such termination results from a material breach by any such party of any of its representations, warranties or covenants set forth herein.

     12. Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the party or to an officer of the party to whom the same is directed, or sent by registered or certified mail, addressed to the person to whom directed at the following address, or to such other address as such party may from time to time specify by notice to the parties:

if to nStor, to:         Mark Levy, President
                         nStor Technologies, Inc.
                         100 Century Boulevard
                         West Palm Beach, Florida 33417

With a copy to:          Richard B. Comiter, Esq.
                         Mitchell D. Schepps, Esq.
                         August, Comiter, Kulunas & Schepps, P.A.
                         250 Australian Avenue South, #1100
                         West Palm Beach, FL 33401
                         (407) 835-9600

If to the Company, to:    nStor Corporation, Inc.
                         100 Century Boulevard
                         West Palm Beach, Florida 33417
                         Att:  Mark Levy

If to Smith, to:         Mr. R. Daniel Smith
                         nStor Corporation, Inc.
                         450 Technology Park
                         Lake Mary, Florida 32746

With a copy to:          J. Bennett Grocock, Esq.
                         Grocock Loftis & Abramson
                         Suite 200
                         126 East Jefferson Street
                         Orlando, Florida  32801


Any such notice shall be deemed to be delivered, given and received for all purposes as of the date so delivered, if delivered personally or if sent by registered or certified mail, postage and charges prepaid. Any Party may from time to time specify a different address by choice to the other Parties.

     13. No Broker. The parties acknowledge and agree that no agent, broker, person or firm acting on behalf of Smith, nStor or the Company is or will be entitled to any commission or brokerage or finder's fee from any of the parties hereto or from any person controlling, controlled by, or in a common control with any of the parties hereto in connection with any of the transactions contemplated by this Agreement.

     14. Enforcement Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement or because of any alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, costs and all expenses (including, without limitation, all such fees, costs and expenses incident to appeals) incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

     15.  Miscellaneous.

          a. Characterization of the Transaction. The parties hereto consent and agree that the transaction contemplated by this Plan of Reorganization is intended to be characterized as a tax-free code section 368(a)(1)(B) reorganization. Each party shall take any and all necessary or appropriate action to ensure that the transaction contemplated by this Agreement is characterized consistent therewith.

          b. Expenses. The parties shall bear their own expenses incident to the preparation, negotiation, execution and delivery of this Agreement.

          c. Captions. The captions in this Agreement are for convenience only and shall not be given any effect in the interpretation of this Agreement.

          d. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon adherence to that term of any other term of this Agreement. Any waiver must be in writing.

          e. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that this Agreement may not be assigned by any party without the consent of the other parties hereto.

          f. Exclusive Agreement; Amendment. The recitals set forth above are true and complete and are hereby incorporated into this Agreement by reference. This Agreement supersedes all prior agreements among the parties with respect to its subject matter, and is intended as a complete and exclusive statement of the terms of the Agreement among the parties with respect thereto. This Agreement may be amended by, but only by, a writing executed by all parties hereto. Upon the closing of the Plan of Reorganization, that certain Shareholders' Agreement by and among nStor Corporation, Inc., IMGE, Inc. and R. Daniel Smith dated June 18, 1996 shall terminate and become null and void.

          g. Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute an original.

          h. Governing Law. This Agreement and (unless otherwise provided) all amendments hereto and waivers and consents hereunder shall be governed by the laws of the State of Florida without regard to the conflicts of law principles thereof. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Florida, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

          i. Gender and Number. All references in this Agreement to the masculine gender shall include the feminine and neuter genders, and vice versa, and all references to the singular shall include the plural, and vice versa.

          j. Further Assurances. The parties shall cooperate and take such actions, and execute such other documents, as either may reasonably request in order to carry out the provisions or purpose of this Agreement, including without limitation the execution and delivery by Smith of additional stock powers duly executed in blank with respect to the Smith Shares.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first set forth above.


               nSTOR:

               nSTOR TECHNOLOGIES, INC.

                      /s/ Mark Levy
               By:___________________________
               Mark Levy
               President


               COMPANY:

               nSTOR CORPORATION, INC.

                     /s/ R. Daniel Smith
               By:_________________________
                   R. Daniel Smith


               SMITH

                    /s/ R. Daniel Smith
               ____________________________
               R. Daniel Smith



EXHIBIT 10.8


                    nSTOR TECHNOLOGIES, INC.
                     1996 STOCK OPTION PLAN


     1.   Purpose.  The nStor Technologies, Inc. 1996 Stock
Option Plan (the "Plan") is intended to further the interest of nStor Technologies, Inc., a Delaware corporation (the "Company"), its subsidiaries and its shareholders by providing incentives in the form of stock option grants to certain key employees who contribute materially to the success and profitability of the Company. The grants shall recognize and reward outstanding individual performances and contributions and shall give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. The Plan shall also assist the Company and any subsidiaries it may have in attracting and retaining key personnel. The Plan is also intended to provide the Company flexibility and the means to reward directors and other non-employees who render valuable contributions to the Company.

     2. Definitions. The following definitions shall apply to this Plan:

          (a) "Agreement" means a written agreement entered into between the Company and a Recipient that embodies the terms and restrictions of the Option granted to the Recipient.

          (b) "Board" means the board of directors of the Company.

          (c) "Change in Control" occurs if (i) there occurs any transaction (which shall include a series of transactions occurring within sixty (60) days) that has the result that shareholders of the Company immediately before such transaction cease to own at least fifty-one percent (51%) of the voting stock of the Company or any entity that results from the participation of the Company in a merger, reorganization, consolidation, liquidation or any other form of corporate transaction; (ii) the shareholders of the Company approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); (iii) the Company disposes of all or substantially all of its assets; or (iv) a majority or more of the directors nominated by the Board to serve as directors, each having agreed to serve in such capacity, fail to be elected in a contested election of directors.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means a committee appointed by the Board, in accordance with Section 3 hereof, to administer the Plan.

          (f)  "Common Stock" means the common stock, par value
$.05 per share, of the Company or such other class of shares or securities to which the Plan may apply pursuant to Section 13 of the Plan.

          (g)  "Company" means nStor Technologies, Inc.

          (h) "Date of Grant" means the date on which the Option is granted.

          (i) "Dispose Of" means pledge, hypothecate, give, assign, encumber, sell, grant an option with respect to, or otherwise transfer, to any party, whether or not such party is a shareholder of the Company.

          (j)  "Effective Date" means October 5, 1996.

          (k) "Eligible Person" means any person who performs or has in the past performed services for the Company or any Subsidiary, whether as a director, officer, employee, consultant or other independent contractor, and any person who performs services relating to the Company in his or her capacity as an employee or independent contractor of a corporation or other entity that provides services for the Company.

          (l) "Employee" means any person employed on an hourly or salaried basis by the Company or any parent or Subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.

          (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (n) "Fair Market Value" means the fair market value of the Common Stock. If the Common Stock is not publicly traded on the date as of which fair market value is being determined, the Board shall determine the fair market value of the Shares using such factors as the Board considers relevant, such as the price at which recent sales have been made, the book value of the Common Stock, and the Company's current and projected earnings. In determining the fair market value of the Shares, the Board may, but is not required to, utilize information from or opinions of outside advisors. If the Common Stock is publicly traded on the date as of which fair market value is being determined, the fair market value shall be the average of the high and low sale prices of the Common Stock as reported by the National Association of Securities Dealer Automated Quotations ("Nasdaq") on that date, or, if the Common Stock is listed on a stock exchange, the average of the high and low sale prices of the Common Stock on that date, as reported in The Wall Street Journal. If trading in the Common Stock or a price quotation does not occur on the date as of which fair market value is being determined, the next preceding date on which the Common Stock was traded or a price was quoted shall determine the fair market value.

          (o) "Incentive Stock Option" means a stock option granted pursuant to either this Plan or any other plan of the Company that satisfies the requirements of Section 422 of the Code and Section 14 hereof and that entitles the Recipient to purchase stock of the Company or in a corporation that at the time of grant of the option was a parent or Subsidiary of the Company or a predecessor corporation of any such corporation. If the requirements of Section 14 of the Plan are in conflict with any other provision of the Plan with respect to an Incentive Stock Option, the provisions of Section 14 of the Plan shall control.

          (p) "Non-Employee Director" shall have the meaning ascribed to such term in Rule 16b-3 promulgated under the Exchange Act.

          (q) "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

          (r) "Option" means a stock option granted pursuant to the Plan. Each Option shall be a Nonqualified Stock Option unless expressly designated as an Incentive Stock Option by the Plan Administrators in establishing the terms of the Option at grant.

          (s) "Option Shareholder" shall mean a Recipient who has exercised his or her Option.

          (t) "Option Shares" means Shares issued upon exercise of an Option.

          (u) "Permanent and Total Disability" shall have the meaning ascribed to such term in Section 22(e)(3) of the Code.

          (v)  "Plan" means this nStor Technologies, Inc. 1996
Stock Option Plan.

          (w) "Plan Administrators" shall have the meaning ascribed to the term in Section 3 hereof.

          (x)  "Recipient" means a person who receives an Option.


          (y) "Shares" means shares of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (z) "Shareholder Approval" means a vote of the shareholders of the Company to approve, or to ratify the approval by the Company's Board of, this Plan in accordance with the laws of the Company's state of incorporation and other laws or rules applicable to the Company (including rules of any stock exchange on which the Company's securities are listed or admitted for trading).

          (aa) "Subsidiary" means any corporation fifty percent or more of the voting securities of which are owned directly or indirectly by the Company at any time during the existence of this Plan.

     3. Administration. This Plan shall be administered by the Board or the Committee (in either event, the "Plan Administrators"). The Committee shall be comprised solely of two or more members of the Board who shall be Non-Employee Directors. The Plan Administrators shall have authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to prescribe the form of any agreement or instrument executed in connection herewith, and to make all other determinations necessary or advisable for the administration of the Plan. All such interpretations, rules, regulations and determinations shall be conclusive and binding on all persons and for all purposes. A majority of the Plan Administrators constitutes a quorum for purposes of administering the Plan, and all determinations of the Plan Administrators shall be made by a majority of the members present at a meeting at which a quorum is present or by the unanimous, written consent of the Plan Administrators. Notwithstanding the foregoing, the Plan Administrators shall not have any discretion with respect to Options granted to Non-Employee Directors pursuant to Subsection 5(b)(2) of the Plan.

     4.   Shares Subject to Plan.  Subject to the provisions of
Section 13 of the Plan, the maximum aggregate number of Shares that may be subject to Options under the Plan shall be 2,500,000. If an Option should expire or become unexercisable for any reason without having been exercised, the unpurchased Shares that were subject to the Option shall, unless the Plan has then terminated, be available for other Options under the Plan.

     5.   Option Grants.

          (a) Discretionary Grants. Any Eligible Person that the Plan Administrators in their sole and absolute discretion designate is eligible to receive an Option under this Plan. The award by the Plan Administrators of an Option to a Recipient in any year does not require the Plan Administrators to award an Option to that Recipient in any other year. Furthermore, the Plan Administrators may award different Options to different Recipients and has full discretion to choose whether to grant Options to any eligible person. The Plan Administrators may consider such factors as it deems pertinent in selecting Recipients and in determining the amount of their Options, including, without limitation, (i) the financial condition of the Company or its Subsidiaries; (ii) expected profits for the current or future years; (iii) the contributions of a prospective Recipient to the profitability and success of the Company or its Subsidiaries; and (iv) the adequacy of the prospective Recipient's other compensation. Recipients may include persons to whom stock, stock options, stock appreciation rights, or other benefits previously were granted under this or another plan of the Company or any Subsidiary, whether or not the previously granted benefits have been fully exercised or vested.

     (b)  Non-Employee Director Grants.

          (1) Initial Grants. Each category of Non-Employee Director of the Company described below shall be automatically granted an Option to purchase shares of Common Stock of the Company in the amounts, and effective as of the dates, set forth below:

          a. for any Non-Employee serving on the Board at the Effective Date, the number of shares of Common Stock set forth on Schedule A hereto, to be effective as of the Effective Date;

          b. for any Non-Employee Director elected by the shareholders of the Company subsequent to the Effective Date, such number of shares of Common Stock as the Board may determine, to be effective as of the date of such Non-Employee Director's election to the Board; and

          c. for any Non-Employee Director appointed by the Board subsequent to the Effective Date, such number of shares of Common Stock as the Board may determine, to be effective at the time such Non-Employee Director's appointment to the Board becomes effective.

     (2) Annual Grants. Each Non-Employee Director shall automatically be granted, effective each anniversary of his appointment to the Board, an Option to purchase 20,000 shares of Common Stock.

     (3) Exercise Price. The exercise price of each Share subject to an Option granted to an Non-Employee Director shall be the Fair Market Value of the Common Stock on the date the Option is granted.

     (4) Exercise of Options. All Options granted to a Non-Employee Director shall become exercisable on the first anniversary of the Date of Grant provided, however, that such Non-Employee Director continues to serve as a member of the Company's Board as of such date. Options may be exercised by the Non-Employee Director for a period of ten years from the Date of Grant provided, however, that in the event of the death of a Non-Employee Director, the Option shall be exercisable only within the twelve months next succeeding the date of death, and then only (i) by the executor or administrator of the Non-Employee
Director's estate or by the person or persons to whom the Non-Employee Director's rights under the Option shall pass by the Non-Employee Director's will or the laws of descent and distribution, and (ii) if and to the extent that the Non-Employee
Director was entitled to exercise the Option at the date of the Non-Employee Director's death, provided that in no event shall the Option be exercisable more than ten years after the Date of Grant.

     (c) No Right of Employment. A Recipient's right, if any, to continue to serve the Company and its Subsidiaries as an officer, Employee, or otherwise shall not be enlarged or otherwise affected by his designation as a Recipient under this Plan, and such designation shall not in any way restrict the right of the Company or any Subsidiary, as the case may be, to terminate at any time the employment or affiliation of any Recipient.

     6.   Option Requirements.  Each Option granted to a
Recipient under Section 5 of the Plan shall contain such provisions as the Plan Administrators at the Date of Grant shall deem appropriate. Each Option granted to a Recipient shall satisfy the following requirements:

          (a) Written Agreement. Each Option granted to a Recipient shall be evidenced by an Agreement. The terms of the Agreement need not be identical for different Recipients. The Agreement shall include a description of the substance of each of the requirements in this Section 6 with respect to that particular Option.

          (b) Number of Shares. Each Agreement shall specify the number of Shares that may be purchased by exercise of the Option.

          (c) Exercise Price. Unless provided otherwise by the Plan Administrators in establishing the terms of the Option at grant, the exercise price of each Share subject to an Option shall not be less than the Fair Market Value of the Share on the Option's Date of Grant.

          (d) Duration of Option. Each Option granted to a Recipient shall expire on the tenth anniversary of its Date of Grant, or at such earlier or later date as is set by the Plan Administrators in establishing the terms of the Option at grant, or at such later date as is set by the Plan Administrators subsequent to the Date of Grant but prior to the tenth anniversary of the Date of Grant. If the Recipient's employment or affiliation with the Company terminates before the expiration date of an Option, the Options owned by the Recipient shall expire on the earlier of the date stated in this Subsection 6(d) or the date stated in following Subsections of this Section 6. Furthermore, expiration of an Option may be accelerated under Subsection 6(g) of the Plan.

          (e) Vesting of Option and Exercisability. Unless otherwise provided for by the Plan Administrators in establishing the terms of the Option at grant, a Recipient's interest in an Option shall vest according to the schedule described in this Subsection 6(e) and shall be exercisable as to not more than the vested percentage of the Shares subject to the Option at any point in time. To the extent an Option is either unexercisable or unexercised, the unexercised portion shall accumulate until the Option both becomes exercisable and is exercised, subject to the provisions of Subsection 6(d) of the Plan.

Anniversary of Date of Grant               Percent Vested

Prior to 1st anniversary                         0%
        1st                                     20%
        2nd                                     40%
        3rd                                     60%
        4th                                     80%
        5th                                    100%


The Plan Administrators, in their sole and absolute discretion, may accelerate the vesting of any Option at any time.

          (f)     Death, Disability or Termination of Service or
Affiliation.

                  (1)     In the case of the retirement at or
after age 65, death or Permanent and Total Disability of the Recipient, then all Options which would have otherwise vested and become exercisable in the one (1) year period following such event shall continue to so vest and become exercisable as so scheduled and, together with any previously exercisable Options held by the Recipient, shall expire on the one year anniversary of the Recipient's retirement, death, or if earlier, the date specified in Subsection 6(d), unless the Plan Administrators set an earlier or later expiration date in establishing the terms of the Options at grant or a later expiration date subsequent to the Date of Grant but prior to the one year anniversary of the Recipient's retirement or death.

          (2) If the Recipient ceases employment or affiliation with the Company for any reason other than retirement, death or Permanent and Total Disability, all Options held by the Recipient shall expire three months following the last day that the Recipient is employed by or affiliated with the Company, or at such earlier or later date as is set by the Plan Administrators in establishing the terms of the Option at grant, or at such later date as is set by the Plan Administrators subsequent to the date of grant but prior to the thirtieth day following the last day the Recipient is employed by or affiliated with the Company. The Option may be exercised only for the number of Shares for which it could have been exercised on such termination date pursuant to Subsection 6(e), subject to any adjustment under
Section 13 of the Plan. Notwithstanding any provisions set forth herein, if the Recipient shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any parent or any Subsidiary, (ii) breach any covenant not to compete or employment agreement with the Company or any parent or Subsidiary, or (iii) engage in conduct that would warrant the Recipient's discharge for cause, any unexercised part of the Option shall lapse immediately upon the earlier of the occurrence of such event or the last day the Recipient is employed by or affiliated with the Company.

     (g) Change in Control. Contingent upon the occurrence of a Change in Control, the Board may, but is not required to, take one or more of the following actions:

          (1)  accelerate the vesting of any Option;

          (2) terminate all Options outstanding under the Plan effective upon the date of the Change in Control and make, within ninety days after the date of the Change in Control, a cash payment to the Recipient equal to the difference between the Exercise Price and the Fair Market Value of the vested but unexercised Shares subject to the terminated Option on the date of the Change in Control; or

          (3) accelerate the expiration of the Options to a date not earlier than the fifteenth day after the date of the Change in Control.

     (h) Conditions Required for Exercise. Options granted to Recipients under the Plan shall be exercisable only to the extent they are vested according to Subsection 6(e) hereof.
Furthermore, each Option granted under the Plan is exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by
Section 9 hereof. The Plan Administrators may provide for additional conditions for the exercise of any Option in establishing the terms of the Option at grant.

     7. Method of Exercise. Subject to the requirements of Subsections 6(e) and 6(f) hereof, an Option granted under this Plan may be exercised in whole or in part. An Option granted under this Plan shall be deemed exercised when the person entitled to exercise the Option (a) delivers written notice to the Chief Executive Officer of the Company (or his designee) of the decision to exercise, (b) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, (c) remits to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient or his beneficiary recognizes income for federal, state, and/or local tax purposes as the result of the receipt of Shares pursuant to the Plan and (d) complies with such other reasonable requirements as the Plan Administrators establish pursuant to Sections 9 and 10 hereof. Payment for Shares with respect to which an Option is exercised may be made in cash, or by certified check or wholly or partially in the form of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price. No person shall have the rights of a shareholder with respect to Shares subject to an Option granted under this Plan until a certificate or certificates for the Shares have been delivered to him. An Option granted under this Plan may not be exercised in increments of less than one hundred Shares, or, if less, one hundred percent of the full number of Shares as to which it can be exercised. A partial exercise of an Option shall not affect the holder's right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

     8. Option Share Transfer Restrictions and Repurchase Rights. The Plan Administrators may, in establishing the terms of an Option at grant, restrict the ability of the Recipient to transfer Option Shares to any person other than the Company and may grant to the Company the right to repurchase Option Shares.

     9.   Compliance with Law.

          (a) Securities Laws. No Option granted hereunder shall be exercisable, in whole or in part, and the Company shall not be obligated to sell any Option Shares if such exercise and sale would, in the opinion of counsel for the Company, violate the applicable requirements of Federal or state securities laws. Each Option shall be subject to the further requirement, that, if at any time the Company shall determine in its sole discretion that the listing or qualification of the Option Shares under any securities exchange or market requirements or under any applicable law, or the consent or approval of any governmental body, is necessary or desirable as a condition of, or in connection with, the issuance of Option Shares, such Option may not be exercised unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

          (b) Delivery of Certificates. If any law or regulation of any state of Federal commission or agency shall require the Company or the Recipient to take any action with respect to the Option Shares, then the date upon which the Company shall deliver or cause to be delivered the certificate or certificates for the Option Shares shall be postponed until full compliance shall have been made with all such requirements. Any certificate issued to evidence Option Shares may bear such legends and statements, and shall be subject to such transfer restrictions, as the Plan Administrators deem advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section 9 and to reflect the provisions of Section 8 hereof.

          (c) Section 16 of the Exchange Act. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Plan Administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan Administrators.

     10. Taxes. The Company shall have the right to withhold from payments otherwise due and owing to the Recipient (or his beneficiary) or to require the Recipient (or his beneficiary) to remit to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient (or his beneficiary) recognizes income for federal, state, and/or local tax purposes as the result of the receipt of Shares pursuant to the Plan as a condition to the issuance of Shares upon Option exercise (whether to the Recipient or to his beneficiary). Each person who acquires the right to exercise an Option or to ownership of Shares by bequest or inheritance may be required by the Plan Administrators to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition, the Plan Administrators may require such consents and releases of taxing authorities as the Plan Administrators deem advisable.

     11. Designation of Beneficiary. Each Recipient shall designate in the Agreement a beneficiary to receive Options awarded hereunder in the event of his death prior to full exercise of such Options; provided, that if no such beneficiary is designated or if the beneficiary so designated does not survive the Recipient, the estate of such Recipient shall be deemed to be the Recipient's beneficiary. Recipients may, by written notice to the Plan Administrators, change the beneficiary designated in any outstanding Agreement.

     12. Assignability. An Option granted under this Plan is not transferable except by will or the laws of descent and distribution. During the lifetime of a Recipient, all rights of the Options are exercisable only by the Recipient.

     13. Adjustment Upon Change of Shares. If a merger, reorganization, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other expansion or contraction of the Common Stock of the Company occurs, the number and class of Shares for which Options are authorized to be granted under this Plan, the number and class of Shares then subject to Options previously granted to Recipients under this Plan, and the price per Share payable upon exercise of each Option outstanding under this Plan shall be equitably adjusted by the Board to reflect such changes. To the extent deemed equitable and appropriate by the Board, subject to any required action by shareholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Option would have been entitled to receive in connection with such event.

     14. Incentive Stock Option Requirements. Notwithstanding any other provision of the Plan, the following requirements apply to each Incentive Stock Option granted pursuant to the Plan.

          (a) Only Employees of the Company shall be eligible to receive grants of Incentive Stock Options.

          (b) The written agreement that evidences an Option grant shall state that the Option is an Incentive Stock Option.

          (c) The exercise price of each Share subject to an Incentive Stock Option shall equal the Fair Market Value of the
Share on the Option's Date of Grant.

          (d) Each Incentive Stock Option shall expire no later than the earliest of:

               (1) the tenth anniversary of the Option's Date of Grant;

               (2) the one year anniversary of the Recipient's death; or

               (3) ninety days following the termination of the Recipient's employment or affiliation with the Company.

          (e)  An Incentive Stock Option granted to an
individual who, on the Date of Grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of either the Company or any parent or Subsidiary, shall be granted at an exercise price of 110 percent of Fair Market Value on the Date of Grant and shall be exercisable only during the five-year period immediately following the Date of Grant. In calculating stock ownership of any person, the attribution rules of Section 424(d) of the Code shall apply. Furthermore, in calculating stock ownership, any stock that the individual may purchase under outstanding options shall not be considered.

          (f) The aggregate Fair Market Value determined on the Date of Grant, of stock in the Company with respect to which any Incentive Stock Options under the Plan and all other plans of the Company or its Subsidiaries (within the meaning of Section 422(b) of the Code) may become exercisable by any individual for the first time in any calendar year shall not exceed $100,000.

     15. Liability of the Company. The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences expected but not realized by a Recipient or other person due to the exercise of an Option.

     16. Termination and Amendment of Plan. This Plan shall automatically terminate at such time as the Company shall submit a proposal to the Company's shareholders for Shareholder Approval and such proposal fails to achieve the requisite number of votes. Notwithstanding Shareholder Approval, the Board may amend or terminate this Plan at any time or from time to time without the approval of the shareholders of the Company as to such amendment or termination; provided, however, that without the approval of the shareholders to the extent provided in Section 422 of the Code, no amendment shall be effective that:

          (a) increases the aggregate number of Shares that may be delivered upon the exercise of Options granted under the Plan;

          (b) materially modifies the eligibility requirements for participation in the Plan; or

          (c) amends the requirements of Subsections 16(a) or 16(b) hereof.

Any amendment, whether with or without the approval of share-holders, that alters the terms or provisions of an Option granted before the amendment (unless the alteration is expressly permitted under this Plan) shall be effective only with the consent of the Recipient to whom the Option was granted or the holder currently entitled to exercise it.

     17. Expenses of Plan. The Company shall bear the expenses of administering the Plan.

     18. Duration of Plan. Options may be granted under this Plan only during the ten years immediately following the Effective Date.

     19. Applicable Law. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of Florida and the United States of America.